U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

TPG PACE SOLUTIONS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	98-1574632
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

301 Commerce St., Suite 3300 Fort Worth, TX	76102
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Class A ordinary shares, par value $0.0001 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-254009

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are Class A ordinary shares, par value $0.0001 per share, of TPG Pace Solutions Corp. (the “Registrant”). The description of the Class A ordinary shares set forth under the heading “Description of Securities” in the Registrant’s prospectus forming part of its Registration Statement on Form S-1 (File No. 333-254009), originally filed with the Securities and Exchange Commission on March 8, 2021, as thereafter amended and supplemented from time to time (the “Registration Statement”) to which this Form 8-A relates is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description
3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-254009), filed with the Securities and Exchange Commission on March 18, 2021).

3.2	Certificate of Incorporation on Change of Name (incorporated by reference to Exhibit 3.2 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-254009), filed with the Securities and Exchange Commission on March 18, 2021).

3.3	Second Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.4 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-254009), filed with the Securities and Exchange Commission on March 18, 2021).

3.4	Form of Third Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.5 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-254009), filed with the Securities and Exchange Commission on March 18, 2021).

4.1	Specimen Class A Ordinary Share Certificate (incorporated by reference to Exhibit 4.1 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-254009), filed with the Securities and Exchange Commission on March 18, 2021).

10.1	Form of Investment Management Trust Agreement between the Registrant and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.3 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-254009), filed with the Securities and Exchange Commission on March 18, 2021).

10.2	Form of Registration Rights Agreement between the Registrant, the Sponsor and the Holders signatory thereto (incorporated by reference to Exhibit 10.4 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-254009), filed with the Securities and Exchange Commission on March 18, 2021).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TPG PACE SOLUTIONS CORP.

Date: April 8, 2021	By:	/s/ Karl Peterson
Name: Karl Peterson
Title: Non-Executive Chairman and Director